SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

POWERDSINE LTD.
(Exact name of Registrant as specified in Its Charter)

Israel	N/A
(State of Incorporation or Organization)	(IRS Employer Identification Number)

1 Hanagar Street, Neve Ne’eman Industrial Zone
Hod Hasharon, Israel 45421
(Address of Principal Executive Offices including Zip Code)

Securities to be registered pursuant to Section 12 (b) of the Act:

Title Of Each Class	Name Of Each Exchange On Which
To Be Registered	Each Class Is To Be Registered

________________________________________________________	________________________________________________________

________________________________________________________	________________________________________________________

If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. [   ]

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-115777 (if applicable)

Securities to be registered pursuant to Section 12 (g) of the Act:

Ordinary Shares, par value NIS 0.01 per share

_________________________________________________________________________________________________________
(Title of Class)

_________________________________________________________________________________________________________
(Title of Class)

INFORMATION REQUIRED IN
REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the ordinary shares of PowerDsine Ltd. (the “Registrant”) is set forth under the caption “Description of Share Capital” in the preliminary prospectus included in the registration statement on Form F-1 (File No. 333-115777) filed by the Registrant with the Securities and Exchange Commission on May 21, 2004, as amended from time to time (the “Registration Statement”), which is hereby incorporated herein by reference. The final prospectus will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended and, upon filing, shall be deemed incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits to this registration statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference:

	No.	Description

	1	Memorandum of Association of Registrant, as amended (English translation) (incorporated by reference to Exhibit 3.1 of the Registration Statement)

	2	Form of Articles of Association of Registrant to become effective upon the closing of the Registrant’s initial public offering (incorporated by reference to Exhibit 3.6 of the Registration Statement)

	3	Form of Share Certificate (incorporated by reference to Exhibit 4.1 of the Registration Statement)

	4	Amended and Restated Rights Agreement, by and among the Registrant and the parties named therein, dated October 31, 2001 (incorporated by reference to Exhibit 10.1 of the Registration)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	June __, 2004

PowerDsine Ltd.

By:	/s/ Igal Rotem

Name: Igal Rotem
Title: Chief Executive Officer